                                           Re:  Oxford Health Plans, Inc.
                                                800 Connecticut Avenue
                                                Norwalk, CT  06854
For Further Information:

Stephen F. Wiggins
Chairman and CEO
(203) 852-1442

FOR IMMEDIATE RELEASE
May 6, 1997

                     OXFORD HEALTH PLANS REPORTS 86 PERCENT
                       EARNINGS INCREASE IN FIRST QUARTER

         NORWALK, CONNECTICUT, MAY 6, 1997--Oxford Health Plans, Inc. (NASDAQ:OXHP) today reported that first quarter 1997 net earnings rose 86 percent on a revenue increase of 50 percent when compared with the first quarter of 1996. The earnings growth was primarily attributable to increased enrollment in the Company's fully insured programs.

         Total revenues for the first quarter ended March 31, 1997 reached $987.3 million, a 50 percent increase from $658.10 million a year ago. Operating earnings jumped 80 percent to $60.0 million compared with $33.2 million in the first quarter of 1996. Net earnings increased 86 percent to $34.4 million, or $.42 per share, from $18.5 million, or $.25 per share, in the prior year's first quarter.

         Oxford's enrollment totaled approximately 1,738,800 members at March 31, 1997, an increase of over 200,000 during the first quarter of 1997 and almost 45 percent higher than the membership at the end of last year's first quarter. Almost all of this new membership has come from fully insured enrollment which has continued to grow in the second quarter of 1997. Approximately 62,000 net new members have enrolled since the end of March 1997, bringing total membership to over 1,800,000 as of May 1, 1997. The strong earnings and enrollment growth continue to reflect the popularity and quality of the Company's products.

         "Strong earnings and revenue growth in the first quarter of 1997 continue to demonstrate the fundamental strength of the Company's business," said Stephen F. Wiggins, Oxford's Chairman and Chief Executive Officer. "We've made progress on all our important initiatives, which we are convinced will continue to differentiate Oxford's products."

         The Company's medical-loss ratio for first quarter of 1997 was 80.2% compared with 79.9% in the first quarter of 1996. The increase is primarily attributable to increased pharmacy costs and higher hospital reimbursement costs in New York due to the enactment of the Health Care Reform Act of 1996.

         Administrative expenses were 15.4% of operating revenue for the first quarter of 1997, compared with 16.4% for the first quarter of 1996.

                                     -more-
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Page 2
Oxford Health Plans, Inc.
May 6, 1997


         The Company's balance sheet continues to show higher levels of premiums receivable resulting from delays in billing associated with the conversion of certain of the Company's operations to a new computer system. Medical costs payable continue to reflect delays in claims payments associated with this system conversion and renegotiation of hospital contracts under the New York Health Care Reform Act, but the increase has been mitigated by progress in paying backlogged claims and advance payments to physicians and hospitals totaling $89.4 million as of March 31, 1997.

                                      #####

         Oxford's product lines include traditional health maintenance organizations, point-of service plans, third-party administration of employer funded benefit plans, Medicare and Medicaid plans, and dental plans. Oxford markets its health plans to employers in New York, New Jersey, Pennsylvania, Connecticut and New Hampshire through its direct sales force and through independent insurance agents and brokers.


                             FINANCIAL TABLES FOLLOW

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                   THREE MONTHS ENDED MARCH 31, 1997 AND 1996
              (IN THOUSANDS, EXCEPT PER SHARE AND MEMBERSHIP DATA)
                                   (UNAUDITED)




                                                                                1997           1996
                                                                              --------        -------
Revenues:
   Premiums earned                                                            $970,115        648,182
   Third-party administration, net                                               3,076          3,182
   Investment income, net                                                       14,124          6,776
-----------------------------------------------------------------------------------------------------
          Total revenues                                                       987,315        658,140
-----------------------------------------------------------------------------------------------------

Expenses:
   Health care services                                                        777,736        518,216
   Marketing, general and administrative                                       149,784        106,760
-----------------------------------------------------------------------------------------------------
          Total expenses                                                       927,520        624,976
-----------------------------------------------------------------------------------------------------

Operating earnings                                                              59,795         33,164

Equity in net loss of affiliate                                                   (900)        (1,050)
-----------------------------------------------------------------------------------------------------
Earnings before income taxes                                                    58,895         32,114
Provision for income taxes                                                      24,516         13,597
-----------------------------------------------------------------------------------------------------
Net earnings                                                                  $ 34,379         18,517
=====================================================================================================


Earnings per common and common equivalent share:
       Primary                                                                $    .42            .25
       Fully diluted                                                          $    .42            .25

Weighted average common stock and
  common stock equivalents outstanding:
       Primary                                                                  82,337         75,080
       Fully diluted                                                            82,390         75,374

                                                                Membership at
                                                                  March 31                   Increase
-----------------------------------------------------------------------------------------------------
MEMBERSHIP HIGHLIGHTS                                  1997                     1996        (Decrease)
-----------------------------------------------------------------------------------------------------
Freedom Plan                                         1,143,500                 806,600        336,900
HMO                                                    224,300                 151,100         73,200
Medicare                                               134,600                  80,800         53,800
Medicaid                                               189,900                 123,500         66,400
-----------------------------------------------------------------------------------------------------
Total Fully Insured                                  1,692,300               1,162,000        530,300
Self-funded                                             46,500                  38,400          8,100
-----------------------------------------------------------------------------------------------------
Total Membership                                     1,738,800               1,200,400        538,400
=====================================================================================================

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      MARCH 31, 1997 AND DECEMBER 31, 1996
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                     ASSETS
                                                                             MAR. 31,        Dec. 31,
                                                                              1997             1996
                                                                           -----------      ----------
                                                                           (Unaudited)
Current assets:
   Cash and cash equivalents                                               $    4,280           72,160
   Short-term investments-available-for-sale, at market value                 786,141          767,312
   Premiums receivable                                                        388,228          315,126
   Other receivables                                                           23,860           26,343
   Prepaid expenses and other current assets                                    6,893            5,814
   Deferred income taxes                                                       14,458           13,771
------------------------------------------------------------------------------------------------------
        Total current assets                                                1,223,860        1,200,526

Property and equipment, at cost, net of accumulated depreciation and
      amortization of $81,832 in 1997 and $69,739 in 1996                     114,963          104,954
Deferred income taxes                                                           6,520            5,700
Other noncurrent assets                                                        37,372           35,559

------------------------------------------------------------------------------------------------------
        Total assets                                                       $1,382,715        1,346,739
======================================================================================================

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Medical costs payable                                                   $  657,825          624,359
   Trade accounts payable and accrued expenses                                 61,851           51,256
   Income taxes payable                                                        21,878            9,902
   Unearned premiums                                                            1,995           63,052
------------------------------------------------------------------------------------------------------
        Total current liabilities                                             743,549          748,569
------------------------------------------------------------------------------------------------------

Stockholders' equity:
   Preferred stock, $.01 par value, authorized 2,000,000 shares                    --               --
   Common stock, $.01 par value, authorized 400,000,000
        shares; issued and outstanding 78,053,972 in 1997
        and 77,376,282 in 1996                                                    781              774
   Additional paid-in capital                                                 405,294          391,602
   Retained earnings                                                          230,169          195,790
   Unrealized net appreciation of investments                                   2,922           10,004
------------------------------------------------------------------------------------------------------
        Total shareholders' equity                                            639,166          598,170
------------------------------------------------------------------------------------------------------
        Total liabilities and shareholders' equity                         $1,382,715        1,346,739
======================================================================================================